                                                                    Exhibit 4.1



NUMBER                           DEMEGEN, INC.                          SHARES
 3158         INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
                     AUTHORIZED CAPITAL 140,000,000 SHARES
             100,000,000 COMMON SHARES, PAR VALUE $0.001 PER SHARE
            40,000,000 PREFERRED SHARES, PAR VALUE $0.001 PER SHARE


                                                        -----------------------
                                                           CUSIP 24804S 10 6
                                                        -----------------------
                                                              SEE REVERSE
                                                        FOR CERTAIN DEFINITIONS

                                   [SPECIMEN]


THIS CERTIFIES THAT


Is The Owner of



  FULLY PAID AND NON-ASSESSABLE SHARES OF THE $0.001 PAR VALUE COMMON STOCK OF


                                 DEMEGEN, INC.



transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

     Dated:



   /s/ DONALD A. GUTHRIE                             /s/ RICHARD D. EKSTROM
DONALD A. GUTHRIE, SECRETARY                      RICHARD D. EKSTROM, PRESIDENT

                         [DEMEGEN, INC. CORPORATE SEAL]
                                   [COLORADO]


COUNTERSIGNED:

   American Securities Transfer & Trust, Inc.
                  P.O. Box 1596
             Denver, Colorado 80201


By _______________________________________________
   Transfer Agent & Registrar Authorized Signature

                                 DEMEGEN, INC.

                TRANSFER FEE: $20.00 PER NEW CERTIFICATE ISSUED

     The Corporation is authorized to issue shares of more than one class, namely 100,000,000 Common Shares and 40,000,000 Preferred Shares. The Corporation will furnish to any shareholder upon request (addressed to the attention of the Secretary of the Corporation) and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued by the Corporation and of variations in the relative rights and preferences between the shares of each series of the Preferred Shares of the Corporation insofar as any such series has been fixed and determined, and a statement of the authority of the Board of Directors of the Corporation to fix and determine the relative rights and preferences of subsequent series of the Preferred Shares.

     The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM -as tenants in common               UNIF GIFT MIN ACT-   Custodian
TEN ENT -as tenants by the entities                           -----------------
JT TEN  -as joint tenants with right of                        (Cust)   (Minor)
         survivorship and not as tenants        under Uniform Gifts to Minors
         in common                              Act
                                                    ----------------------
                                                            (State)

    Additional abbreviations may also be used though not in the above list.


_______________________________________________________________________________

_______________________________________________________________________________


For Value Received, _______________________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
_______________________________________


_______________________________________


                                   [SPECIMEN]



_______________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                        INCLUDING ZIP CODE, OF ASSIGNEE)

_______________________________________________________________________________


________________________________________________________________________ Shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________ attorney-in-fact to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.


Dated  ________________________


                                  X ____________________________________________

                                  X ____________________________________________
                                    NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT
                                            MUST CORRESPOND WITH THE NAME(S)
                                            AS WRITTEN UPON THE FACE OF THE
                                            CERTIFICATE IN EVERY PARTICULAR,
                                            WITHOUT ALTERATION OR ENLARGEMENT
                                            OR ANY CHANGE WHATSOEVER.


Signature(s) Guaranteed:


______________________________________________

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.